Exhibit-99.(A)(1)(V)

                    INTEGRA LIFESCIENCES HOLDINGS CORPORATION

                             INVITES HOLDERS OF ITS

            2 1/2% CONTINGENT CONVERTIBLE SUBORDINATED NOTES DUE 2008

                      (CUSIP NOS. 457985AA7 AND 457985AB5)

                           TO EXCHANGE THEIR NOTES FOR

            2 1/2% CONTINGENT CONVERTIBLE SUBORDINATED NOTES DUE 2008

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON AUGUST 14, 2006 UNLESS EXTENDED BY THE COMPANY (THE "EXPIRATION DATE"). TENDERS MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

                                                                 July 17, 2006

To Our Clients:

      Enclosed for your consideration are an Offer to Exchange, dated July
17, 2006 (as amended or supplemented from time to time, the "Offer to Exchange"), and the related Letter of Transmittal (the "Letter of Transmittal"), relating to the offer by Integra LifeSciences Holdings Corporation (the "Company") to exchange: (i) $1,000 in principal amount of 2 1/2% Contingent Convertible Subordinated Notes Due 2008 (the "New Notes"); and
(ii) a one time cash payment (an "Exchange Fee") equal to $2.50 for each $1,000 in principal amount of our outstanding 2 1/2% Contingent Convertible Subordinated Notes due 2008 (the "Old Notes" and together with the New Notes, the "Notes") held by the registered holders thereof (the "Holders"). The offer to exchange the Notes (including the payment of the Exchange Fee) pursuant to the Offer to Exchange is referred to herein as the "Offer."

      This material is being forwarded to you as the beneficial owner of the Old Notes held by us for your account or benefit but not registered in your name. A tender of such Old Notes may only be made by us as the registered holder of record and pursuant to your instructions.

      Accordingly, we request instructions as to whether you wish us to tender on your behalf any or all of the Old Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Offer to Exchange and Letter of Transmittal, which we urge you to read carefully.

      Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Old Notes on your behalf in accordance with the provisions of the Offer.

      Any Old Notes tendered pursuant to the Offer may be withdrawn at any time prior to the Expiration Date. New Notes will not be issuable in exchange for Old Notes so withdrawn. Any permitted withdrawal of Old Notes may not be rescinded, and any Old Notes properly withdrawn will afterwards be deemed not validly tendered for purposes of the Offer. Withdrawn Old Notes may, however, be re-tendered by again following one of the appropriate procedures described in the Offer to Exchange and in the Letter of Transmittal at any time before the Expiration Date.

      Your attention is directed to the following:

            1. The Offer is subject to certain conditions set forth in the section titled "The Offer to Exchange--Conditions to the Offer," in the Offer to Exchange.

            2.    The Offer is for any and all of the outstanding Old Notes.

            3. If you desire to tender your Old Notes pursuant to the Offer, we must receive your instructions in ample time to permit us to effect a tender of Old Notes prior to the Expiration Date.

            4. Any transfer taxes incident to the transfer of Old Notes from the holder to the Company will be paid by the Company, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

      If you wish to have us tender any or all of your Old Notes held by us for your account or benefit pursuant to the Offer, please so instruct us by completing, executing and returning to us the instruction form included with this letter. The accompanying Letter of Transmittal is furnished to you for informational purposes only and may not be used directly by you to tender Old Notes held by us and registered in our name for your account.

                                        Very truly yours,




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


             INSTRUCTIONS TO REGISTERED HOLDER FROM BENEFICIAL OWNER

                            WITH RESPECT TO THE OFFER

      The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Offer made by Integra LifeSciences Holdings Corporation (the "Company") with respect to the Old Notes of the Company. This will instruct you to tender with respect to the principal amount of Old Notes indicated below (or, if no number is indicated below, all Old Notes) held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Offer to Exchange and the related Letter of Transmittal.

2 1/2% Contingent Convertible Subordinated Notes Due 2008 (CUSIP Nos. 457985AA7 and 457985AB5)

$
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(Aggregate Amount of Old Notes to be tendered)*

Please do not tender any Old Notes held by you for any account.

Dated:
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Signature(s)**:
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Print name(s) here**:
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Print Address(es):
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Area Code and Telephone Number(s):
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Area Code and Facsimile Number(s):
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Tax Identification or Social Security Number(s):
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My Account Number(s) with you:
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      None of the Old Notes held by us for your account will be tendered unless we receive written instructions from you to do so. After receipt of instructions to tender, we will tender all of the Old Notes held by us for your account unless we receive specific contrary instructions.

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*   If no aggregate principal amount of the Notes is specified, the Holder will be deemed to have tendered his or her Old Notes with respect to the entire aggregate principal amount of Old Notes that such Holder holds.

** If Old Notes are beneficially owned by two or more beneficial owners, all such owners must sign.

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